P98000098526

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

500331655025

07/10/19--01005--015 **35.00

FILED
2019 JUL 10 P 2:18
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: 24/7 Kid Doc, Inc.

DOCUMENT NUMBER: P98000098526

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Kenneth J. Scott
Name of Contact Person

Kenneth J. Scott, PA
Firm/ Company

1470 Minnesota Ave
Address

Winter Park, FL 32789
City/ State and Zip Code

ken@kjspa.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Kenneth J. Scott at (407) 644-0044
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☒ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

24/7 Kid Doc, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P98000098526

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

N/A

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

N/A

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

N/A

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

(Florida street address)

New Registered Office Address: ____________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) N/A Change	N/A	N/A	N/A
____ Add			____
____ Remove			____
2) ____ Change	____	____	____
____ Add			____
____ Remove			____
3) ____ Change	____	____	____
____ Add			____
____ Remove			____
4) ____ Change	____	____	____
____ Add			____
____ Remove			____
5) ____ Change	____	____	____
____ Add			____
____ Remove			____
6) ____ Change	____	____	____
____ Add			____
____ Remove			____

E. **If amending or adding additional Articles, enter change(s) here**:
(Attach *additional sheets, if necessary*). (*Be specific*)

ARTICLE II will be amended to include the following language:

Series A Preferred Stock

Series A preferred stock shall have the following rights, designation, number, powers, preferences, limitations, restrictions, and relative rights and other matters relating to such Series A preferred shares:

A. Designation and Number. A series of the preferred shares, designation the "Series A Preferred Shares," $0.001 par value, is hereby established. The number of shares of the Series A Preferred Shares shall be One Million (1,000,000). The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Shares are as set forth below.

B. Redemption Rights. The holders of Series A Preferred Shares will not be entitled to any redemption rights.

C. Relative Seniority. In respect to the right to receive dividends, the Series A Preferred Shares shall be subordinated to the common stock and any debt obligations.

(continued on attached sheet)

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

N/A

The date of each amendment(s) adoption: N/A, if other than the date this document was signed.

Effective date if applicable: N/A

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 7/8/19

Signature ______________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Kenneth J. Scott
(Typed or printed name of person signing)

Director
(Title of person signing)

Series A Preferred Stock
Series A preferred stock shall have the following rights, designation, number, powers, preferences, limitations, restrictions, and relative rights and other matters relating to such Series A preferred shares:

A. Designation and Number. A series of the preferred shares, designation the "Series A Preferred Shares," $0.001 par value, is hereby established. The number of shares of the Series A Preferred Shares shall be One Million (1,000,000). The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Shares are as set forth below.

B. Redemption Rights. The holders of Series A Preferred Shares will not be entitled to any redemption rights.

C. Relative Seniority. In respect to the right to receive dividends, the Series A Preferred Shares shall be subordinated to the common stock and any debt obligations.

D. Dividend Provisions. The holders of Series A Preferred Shares will not be entitled to any dividend rights.

E. Conversion. The holders of Series A Preferred Shares are convertible into ten common shares after a holding period of one year.

F. Preemptive Rights. The holders of Series A Preferred Shares will not be entitled to any preemptive rights to purchase of stock in future stock offerings of the Company.

H. Voting Rights. The holders of the Series A Preferred Shares will not be entitled to voting rights.

I. Right of Co-Sale (Tag Along). The Series A Preferred Shareholders shall have the right of co-sale. If a majority shareholder sells his or her stake, the Series A Preferred Shareholders shall have the right to join the transaction and sell his or her minority stake in the Company.

J. Forced Co-Sale (Drag Along). The Series A Preferred Shareholders will not be required to sell all of their Series A Preferred Shares on the same terms or conditions of a co-sale by a majority shareholder.

K. Right of First Refusal. If any of the Series A Preferred Shareholders wish to sell, transfer or otherwise dispose of any or all of his/her Series A Preferred Shares, the other Series A Preferred Shareholders shall have a prior right to buy such Series A Preferred Shares.